UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2022

____________________________

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

____________________________

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Fwy, Suite G-200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 675-9000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2022, Murphy Oil Corporation (the “Company”) issued a press release announcing that Christopher D. Hulse, Vice President and Controller, the Company’s principal accounting officer, plans to leave the Company to pursue other opportunities on August 5, 2022, and that, effective July 1, 2022, Paul D. Vaughan has been elected as the Company’s Vice President and Controller, in which capacity Mr. Vaughan will serve as the Company’s principal accounting officer.

Mr. Vaughn, age 55, began his career in the finance department with the Company in 1998, holding roles with increasing responsibility, culminating in his current position in 2017 of Vice President and Controller, US, Central and South America, for the Company’s wholly owned subsidiary, Murphy Exploration and Production Company. Mr. Vaughan holds a bachelor’s degree in Accounting from the University of Alabama and a bachelor’s degree in History from Samford University.

The full text of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2022	MURPHY OIL CORPORATION

	By:	/s/ Christopher D. Hulse
		Name:	Christopher D. Hulse
		Title:	Vice President and Controller